EXHIBIT 6.1


                DIRECTORS AND OFFICERS OF VAN KAMPEN FUNDS INC.


John S. Cooper                Director
Steven M. Massoni             Director
John S. Cooper                Co-President
Steven M. Massoni             Co-President
Lisa Lee Gray                 Chief Compliance Officer
Annette J. Lege               Chief Financial Officer
Tara Jones Baker              Vice President, Syndicate and Underwriting
Brian Edward Binder           Vice President
Jonathan Andrew Dominy        Vice President, Business Development
Alan E. Erickson              Vice President, Product Development
Brad D. Feeley                Vice President, Business Development
Lisa Lee Gray                 Vice President
Steven M. Heite               Vice President, Operations
Richard Ralph Hoffman         Vice President
Zahedul Hoque                 Vice President, Product Development
Timothy M. O'Reilly           Vice President, Portfolio and Inventory
                              Management
Thomas J. Sauerborn           Vice President, Operations
John C. Schorle               Vice President, Research
John F. Tierney               Vice President
Mark W. Gregson               Financial and Operations Principal
John M. Zerr                  Secretary
John M. Zerr                  General Counsel
Annette J. Lege               Treasurer
Peter Davidson                Assistant Secretary
P. Michelle Grace             Assistant Secretary
Elisa Mitchell                Assistant Secretary
Elizabeth Nelson              Assistant Secretary
Teresa Oxford                 Assistant Secretary
Stephen R. Rimes              Assistant Secretary
Melanie Ringold               Assistant Secretary
Vilma Valdez                  Assistant Secretary
Laurence J. Althoff           Executive Director, Administration/Support
Matthew T. Baker              Executive Director, Business Development
Craig S. Falduto              Executive Director, Research
Brian Christopher Hartigan    Executive Director, Product Development
Michael J. Magee              Executive Director, Portfolio and Inventory
                              Management
John Thaddeaus Moser          Executive Director, Marketing
Lance A. Rejsek               Anti-Money Laundering Compliance Officer
John M. Walsh                 Executive Director, Business Development